Exhibit 16.1







                              EXHIBIT 16
                              ==========


                Morgan & Company Chartered Accountants
                      P.O. Box 10007 Pacific Centre
                     Suite 1488 - 700 West Georgia St.
                       Vancouver BC Canada V7Y 1A1
                          Tel:  604-687-5841





May 31, 2005


Securities and Exchange Commission
Washington, D.C.
U.S.A. 20549

Dear Sirs:

We were previously the principle accountants for Rotoblock Corporation and its subsidiaries, under the date of May 14, 2003 reported on the financial statements of Rotoblock Corporation and its subsidiaries for the year ended April 30, 2005.

We have resigned our appointment as Rotoblock Corporation's principle accountants on May 30, 2005. There were no disagreements with management as to the application of accounting principles or matters. We have read Rotoblock Corporation's statement included in its Form 8K filed on June 1, 2005 and we agree with such statements.




/s/ Morgan& Company
Chartered Accountants
Vancouver, B.C. Canada